                                                                       Exhibit 7

IN THE HIGH COURT
OF JUSTICE
CHANCERY DIVISION
COMPANIES COURT

Registrar Derrett

*Full name(s) and address(es) to be inserted in Block Capitals. The names of all joint holders should be stated.

**Note: If any other proxy be preferred, strike out the words "the Chairman of the meeting" and add the name and address of the proxy desired in the blank space provided and initial the alteration.

IMPORTANT:
If you wish to vote for the Scheme SIGN in the box marked "FOR". If you wish to vote against the Scheme SIGN in the box marked "AGAINST".

                                                          No. 003003    of 2003

                             PROFESSIONAL STAFF PLC
                                  FORM OF PROXY

to be used for the meeting of the holders of the Independent Scheme Shares (as defined in the Scheme of Arrangement hereinafter mentioned)

In the matter of PROFESSIONAL STAFF PLC
And
In the matter of THE COMPANIES ACT 1985

I/We*
-------------------------------------------------------------------------------
                                                        (BLOCK CAPITALS PLEASE)

of
-------------------------------------------------------------------------------
Being (a) holder(s) of Independent Scheme Shares (as defined in the Scheme of Arrangement) of the above-named Company DO HEREBY APPOINT the Chairman of the meeting**

-------------------------------------------------------------------------------
as my/our proxy to act for me/us at the meeting of the holders of the said Independent Scheme Shares to be held at Buckland House, Waterside Drive, Langley Business Park, Slough, Berkshire, SL3 6EZ on 9 June, 2003 at 3.00 p.m. for the purpose of considering and, if though fit, approving (with or without modification) the proposed Scheme of Arrangement referred to in the Notice convening the said meeting and at such meeting or at any adjournment thereof to vote for me/us and in my/our name(s) for the said Scheme (either with or without modification as my/our proxy may approve) or against the said Scheme as hereunder indicated

Dated this         day of              2003
          --------       -------------


FOR the said Scheme               AGAINST the said Scheme

  Signature                       Signature                    Notes:
           ----------------------          --------------------

(1) You are requested to lodge this Form of Proxy with Company Secretary at Buckland House, Waterside Drive, Langley Business Park, Slough, Berkshire, SL3 6EZ not less than 48 hours before the meeting but if the form is not so lodged, it may be handed to the Chairman of the meeting.

(2) Any alterations made in this Form of Proxy must be initialled by the person who signs it.

(3) In the case of joint holders, the vote of the senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of other joint holders. For this purpose, seniority will be determined by the order in which the names stand in the Register of Members in respect of the joint holding.

(4) The person to whom this proxy is given need not be a Member of the Company but must attend the meeting in person to represent you. (5) The completion and return of this form of Proxy will not prevent you from attending and voting in person at the meeting, or any adjournment thereof, if you so wish.

(6) Where the appointor is a corporation this form must be duly executed by the corporation or under the hand of an agent or officer duly appointed.

                             PROFESSIONAL STAFF PLC
                                 (the "Company")
                                  FORM OF PROXY

To be used by shareholders of Professional Staff plc at the Company's Extraordinary General Meeting to be held at 3.15 p.m. on 9 June, 2003 at Buckland House, Waterside Drive, Langley Business Park, Slough, Berkshire, SL3 6EZ.

I/We*
-------------------------------------------------------------------------------
(BLOCK CAPITALS PLEASE)

of
-------------------------------------------------------------------------------
Being (a) member(s) of Professional Staff plc DO HEREBY APPOINT the Chairman of the meeting**

-------------------------------------------------------------------------------
As my/our proxy to vote for me/us and on my/our behalf at the Extraordinary General Meeting of the Company to be held at 3.15 p.m. on 9 June, 2003 at Buckland House, Waterside Drive, Langley Business Park, Slough, Berkshire, SL3 6EZ and any adjournment of that meeting on the resolution(s) listed below (of which resolution 1 will be proposed as a special resolution and resolution 2 will be proposed as an ordinary resolution).

Please indicate below how you wish your proxy to vote on the resolution(s) specified below. Andrew Dixey, Benjamin Blackden, Sally Blackden, Christopher Blackden, Mary Blackden, Philippa Berry, Osborne Clarke Trustees Limited, Ohsea Holdings Limited and CS Services Limited are prevented by Rule 16 of the City Code on Takeovers and Mergers from voting on resolution 2 and, if appointing a proxy, shall be deemed to have only appointed a proxy in respect of resolution
1. In the absence of any instruction, the proxy will vote or abstain on the resolutions at his or her discretion. Unless you specifically instruct otherwise, on any other business arising at the meeting (including any motion to amend a resolution or to adjourn the meeting) the proxy will act at his or her discretion.

Special Resolution                                               For /Against***

1. To approve:

(a) the Scheme of Arrangement;

(b) the reduction and subsequent increase in the capital of the Company, the cancellation of part of the share premium account of the Company (to be applied in paying up in full at par the ordinary shares of the Company which will be allotted and issued, credited as fully paid up, to Ohsea Holdings Limited and/or its nominees) and the giving of authority to the directors of the Company for the purposes of Section 80 of the Companies Act 1985;

(c) the amendment to the Articles of Association of the Company in the manner set out in the notice of the Extraordinary General Meeting; and

(d) subject to and conditional upon an order being made by the High Court of Justice in England and Wales sanctioning the Scheme, the reduction of the share premium account of the Company by (Pounds)15,000,000.

Ordinary Resolution                                              For /Against***

2. To approve the arrangements between
Benjamin Blackden and Andrew Dixey and Ohsea Holdings Limited, as described in the Scheme Document.

Signature
         ----------------------------------

Date this       day of                     2003
         -------      ---------------------

* Full name(s) and address(es) to be inserted in Block Capitals. The names of all joint holders should be stated.
** Note: If any other proxy be preferred, strike out the words "the Chairman of the meeting" and add the name and address of the proxy desired in the blank space provided and initial the alteration.
***  Delete as appropriate

Notes:

(1) To be effective, this Form of Proxy must be lodged with the Company Secretary at Buckland House, Waterside Drive, Langley Business Park, Slough, Berkshire, SL3 6EZ not less than 48 hours before the Extraordinary General Meeting. Any Form of Proxy lodged after this time will be invalid.

(2) Any alterations made in this Form of Proxy must be initialled by the person who signs it.

(3) In the case of joint holders, the vote of the senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of other joint holders. For this purpose, seniority will be determined by the order in which the names stand in the Register of Members in respect of the joint holding.

(4) The person to whom this proxy is given need not be a Member of the Company but must attend the meeting in person to represent you. (5) The completion and return of this Form of Proxy will not prevent you from attending and voting in person at the Extraordinary General Meeting, or any adjournment thereof, if you so wish.

(6) Where the appointor is a corporation this form must be duly executed by the corporation or under the hand of an agent or officer duly authorised.

-------------------------------------------------------------------------------






                          \/ DETACH PROXY CARD HERE \/
-------------------------------------------------------------------------------

[ ] Mark, Sign, Date and Return             [X]
    the Proxy Card Promptly         Votes must be indicated
    Using the Enclosed Envelope.    (x) in Black or Blue ink.

Court Meeting

For the said Scheme      [ ]

Or

Against the said Scheme  [ ]


Extraordinary General Meeting                              FOR       AGAINST

Special Resolution

1. To approve:

(a) the said Scheme                                        [ ]         [ ]

(b) the reduction and subsequent increase in the capital of the Company, the cancellation of part of the share premium account of the Company (to be applied in paying up in full at par the ordinary shares of the Company which will be allotted and issued, credited as fully paid up, to Ohsea
    Holdings Limited and/or its nominees) and the giving of authority to the directors of the Company for the purposes of Section 80 of the Companies Act 1985;

(c) the amendment to the Articles of Association of the Company in the manner set out in the notice of the Extraordinary General Meeting; and

(d) subject to and conditional upon the Scheme becoming effective, the reduction of the amount standing to the credit of the share premium account of the Company by (pounds)15,000,000.


Ordinary Resolution
2.  To approve the arrangements between Benjamin           [ ]         [ ]
    Blackden and Andrew Dixey and Ohsea Holdings
    Limited, as described in the Scheme Document.

                                        ---------------------------------------
                                                      SCAN LINE
                                        ---------------------------------------

                                        The Voting Instruction must be signed by the person in whose name the relevant Receipt is registered on the books of the Depositary. In the case of a Corporation, the Voting Instruction must be executed by a duly authorized Officer or Attorney.

                 Date       Share Owner sign here      Co-Owner sign here
                 ---------- -------------------------- -------------------------

                 ---------- -------------------------- -------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------








--------------------------------------------------------------------------------

                             Professional Staff plc

              Instructions to The Bank of New York, as Depositary
       (Must be received prior to the close of business on June 4, 2003)

     The undersigned registered owner of American Depositary Shares hereby requests and instructs The Bank of New York, as Depositary, to endeavor, in so far as practicable, to vote or cause to be voted the amount of shares or other Deposited Securities represented by such Shares of Professional Staff plc registered in the name of the undersigned on the books of the Depositary as of the close of business on April 29, 2003 at the Court Meeting and Extraordinary General Meeting of the Shareholders of Professional Staff plc to be held at Buckland House, Waterside Drive, Langley Business Park, Slough, Berkshire, SL3 6EZ UK on June 9, 2003 or any postponement or adjournment thereof in respect of the resolutions specified on the reverse.

NOTE:

     Instructions as to voting on the specific resolutions should be indicated by an X in the appropriate box. If no specification is made, the Depositary will deem the undersigned to have instructed the Depositary to give a discretionary proxy to a person designated by Professional Staff plc with respect to such shares or other Deposited Securities and the Depositary will give such instruction.

To change your address, please mark this box.   [ ]

To include any comments, please mark this box.  [ ]


Please complete and date this proxy on the reverse side and return it promptly in the accompanying envelope.

-------------------------------------------------------------------------------